Exhibit 10.97
December 19, 2008
[Name]
[Title]
c/o The Talbots, Inc.
One Talbots Drive
Hingham, MA 02043
Re: CODE SECTION 409A AMENDMENT
Dear [Name],
     In order to comply with final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), you and The Talbots, Inc. (including its subsidiaries, the “Company”) hereby agree that, notwithstanding anything to the contrary in any severance agreement or severance arrangement between you and the Company (all collectively referred to herein as the “agreements”), it is the intention of the parties that each of such agreements comply with Code Section 409A, and any regulations or other guidance issued thereunder, and the agreements and the payments of any benefits thereunder will be operated and administered accordingly. Specifically, but not by limitation, you agree that if, at the time of termination of your employment, the Company is considered to be publicly traded and you are considered to be a specified employee, as defined in Code Section 409A (and as determined as of December 31 preceding your termination of employment, unless your termination of employment occurs prior to April 1, in which case the determination will be made as of the second preceding December 31), then some or all of such payments to be made under any of such agreements as a result of your termination of employment will be deferred for no more than six (6) months following such termination of employment, if and to the extent the delay in such payments is necessary in order to comply with the requirements of Code Section 409A after utilizing the short-term deferral and involuntary separation pay plan exemptions (if applicable). Upon expiration of such six month period (or, if earlier, your death), any payments so withheld will be distributed to you, with a payment of interest thereon credited at a rate of prime plus 1% (with such prime rate to be determined as of the actual payment date). The foregoing is hereby incorporated into and made a part of the agreements.
     [Name], kindly sign and return a copy of this agreement to my attention by December 31, 2008 to indicate your acceptance of the above.
Very truly yours,

THE TALBOTS, INC.		Accepted and agreed
this ___ day of December, 2008
By:

Gary Osborne

	Vice President, Human Resources	[Name]
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